Exhibit 99.1

Teknova Reports Second Quarter 2023 Financial Results

Second quarter 2023 total revenue was $11.5 million, up 26% sequentially

Received certification of new state-of-the-art facility for production of GMP-grade products

Company revises 2023 revenue guidance to $37-40 million, continues to anticipate free cash outflows of $30 million for full year

HOLLISTER, Calif., August 10, 2023 – Alpha Teknova, Inc. (“Teknova” or the “Company”) (Nasdaq: TKNO), a leading producer of critical reagents for the discovery, development, and commercialization of novel therapies, vaccines, and molecular diagnostics, today announced financial results for the second quarter ended June 30, 2023.

“Today we reported strong operating results for the second quarter of 2023, increasing revenue sequentially by 26%, despite a challenging market environment,” said Stephen Gunstream, President and Chief Executive Officer of Teknova. “We continue to deliver to our growth strategy, with the recent certification of our new state-of-the-art facility to produce GMP-grade products that will enable us to expand our revenue capacity to $200 million. Due to near-term headwinds persisting in bioprocessing, however, we are reducing our 2023 revenue outlook. We nonetheless remain optimistic about the long-term potential of our target markets.”

“During the first half of 2023, we managed our overall expenses and capital expenditures to plan. Despite the lower revenue outlook, we continue to expect full-year free cash outflow to remain at approximately $30 million,” explained Matt Lowell, Teknova’s Chief Financial Officer.

Corporate and Financial Updates

•
Earned second quarter 2023 total revenue of $11.5 million, up 26% from the first quarter 2023 and slightly lower compared to the second quarter 2022
•
Received certification of our new state-of-the-art manufacturing facility for the production of GMP-grade products
•
Expanded our proprietary product line, AAV-Tek Solutions, by introducing an additional version of our first-of-its-kind AEX Buffer Screening Kit for the AAV8 serotype, as well as 24 new catalog reagents, to deliver end-to-end solutions for gene therapy process development
•
Teknova and Sartorius BIA Separations demonstrated a reliable and scalable approach for the enhancement of AAV full capsid enrichment with an optimized AEX Platform
•
Ended the second quarter 2023 with a cash position of $23.7 million and gross debt of $22.1 million

•
Certain fixed assets were impaired, resulting in a non-recurring, non-cash impairment charge of $2.2 million in the second quarter 2023

Revenue for the Second Quarter and Year-to-Date

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(Dollars in thousands)	2023	2022	2023	2022
Lab Essentials	$7,581	$8,393	$14,838	$15,368
Clinical Solutions	3,653	2,943	5,262	6,755
Other	293	354	548	714
Total revenue	$11,527	$11,690	$20,648	$22,837

Second Quarter 2023 Financial Results

Total revenue for the second quarter 2023 was $11.5 million, down 1% compared to $11.7 million in the second quarter 2022. Lab Essentials revenue was $7.6 million in the second quarter 2023, down 10% compared to $8.4 million in the second quarter 2022. Clinical Solutions revenue was $3.7 million, up 24% compared to $2.9 million in the second quarter 2022.

Gross profit for the second quarter 2023 was $5.1 million, compared to $5.2 million in the second quarter 2022. Gross margin for the second quarter 2023 was 43.9%, compared to 44.9% in the second quarter 2022. Despite increased overhead costs in the second quarter 2023, including depreciation from our new manufacturing facility, our gross margins were down only slightly compared to the second quarter 2022 as higher margin Clinical Solutions revenue represented a larger percentage of our total revenue in the second quarter 2023 compared to the second quarter 2022.

Operating expenses for the second quarter 2023 were $12.1 million, compared to $11.9 million in the second quarter 2022. Excluding the non-recurring, non-cash impairment charge related to certain fixed assets of $2.2 million, operating expenses were down $2.0 million in the second quarter 2023 compared to the second quarter 2022. The decrease was driven by reduced spending, primarily in professional fees and occupancy costs.

Net loss for the second quarter 2023 was $7.2 million, or negative $0.25 per diluted share, compared to $6.2 million, or negative $0.22 per diluted share, for the second quarter 2022.

Adjusted EBITDA for the second quarter 2023 was negative $2.3 million, compared to negative $4.9 million for the second quarter 2022. Free Cash Flow was negative $6.2 million for the second quarter 2023, compared to negative $16.8 million for the second quarter 2022.

2023 Outlook

Teknova is revising its fiscal 2023 outlook for revenue but maintaining its expectation for free cash outflow. The Company now anticipates total revenue of $37 million to $40 million for the fiscal year ending December 31, 2023 (“2023”), which assumes a Lab Essentials range from down 9% to down 5% and a Clinical Solutions range from down 15% to up 5%. The Company continues to anticipate a free cash outflow amount of approximately $30 million for 2023.

Upcoming Investor Conference

Sidoti Virtual Micro-Cap Conference

Thursday, August 17, 2023 at 2:30 p.m. ET

https://sidoti.zoom.us/webinar/register/WN_EfIdZfmdT-6eLFcmczHxKw

Conference Call and Webcast

Teknova will host a webcast and conference call on Thursday, August 10, 2023, beginning at 5:30 p.m. ET. Participants can access the live webcast on the Investor Relations section of the Teknova website and at this link: https://edge.media-server.com/mmc/p/uwatr9e7. To receive a PIN for dialing in, participants can register for the webcast via this link: https://register.vevent.com/register/BIb15ae1239db14699b0b6f88ed3ff392a. The webcast will be available for replay on the Company’s website approximately two hours after the event.

About Teknova

Teknova makes solutions possible. Since 1996, Teknova has been innovating the manufacture of critical reagents for the life sciences industry to accelerate the discovery and development of novel therapies that will help people live longer, healthier lives. We offer fully customizable solutions for every stage of the workflow, supporting industry leaders in cell and gene therapy, molecular diagnostics, and synthetic biology. Our fast turnaround of high-quality agar plates, microbial culture media, buffers, reagents, and water helps our customers scale seamlessly from RUO to GMP. Headquartered in Hollister, California, with over 200,000 square feet of state-of-the-art facilities, Teknova’s modular manufacturing platform was designed by our team of scientists, engineers, and quality control experts to efficiently produce the foundational ingredients for the discovery and commercialization of novel therapies.

Non-GAAP Financial Measures

This press release contains financial measures that have not been calculated in accordance with U.S. generally accepted accounting principles (GAAP). Teknova uses the following non-GAAP financial measures in assessing the performance of its business and the effectiveness of its business strategies: (a) Adjusted EBITDA and (b) Free Cash Flow.

Teknova defines Adjusted EBITDA as net loss adjusted for interest income (expense), net, benefit from income taxes, depreciation expense, amortization of intangible assets, and stock-based compensation expense. Adjusted EBITDA reflects further adjustments to eliminate the impact of certain items, including certain non-cash and other items that Teknova does not consider representative of its ongoing operating performance.

Teknova defines Free Cash Flow as cash used in operating activities less purchases of property, plant, and equipment.

Teknova presents Adjusted EBITDA and Free Cash Flow in this press release because Teknova believes that analysts, investors, and other interested parties frequently use these measures to evaluate companies in Teknova’s industry and that such measures facilitate comparisons on a consistent basis across reporting periods. Teknova also believes such measures are helpful in highlighting trends in Teknova’s operating results because they exclude items that are not indicative of Teknova’s core operating performance. Investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by Teknova may be different from the non-GAAP financial measures used by other companies.

A full reconciliation of these non-GAAP measures to the most comparable GAAP measures is included at the end of this release.

Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.” These statements include, but are not limited to, statements relating to Teknova’s anticipated total revenue, including our expectations for 2023 revenue guidance, expected growth in Lab Essentials and Clinical Solutions, ongoing capacity expansion, new research and development products, prospects, including to achieve profitability, strategy of managing operating expenses, and long-term growth strategy. The words, without limitation, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these or similar identifying words. These forward-looking statements are based on management’s current expectations and beliefs and are subject to uncertainties and factors, all of which are difficult to predict and many of which are beyond Teknova’s control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, demand for Teknova’s products (including the potential delay or pausing of customer orders); Teknova’s assessment of fundamental indicators of future demand across its target customer base; Teknova’s ability to expand its production, commercial, and research and development capabilities; Teknova’s cash flows and revenue growth rate; Teknova’s supply chain, sourcing, manufacturing and warehousing; inventory management; risks related to global economic and marketplace uncertainties, including those related to the impact of the COVID-19 pandemic; reliance on a limited number of customers for a high percentage of Teknova’s revenue; potential acquisitions and integration of other companies; and other factors discussed in the “Risk Factors” section of Teknova’s most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), including in Teknova’s Annual Report on Form 10-K for the year ended December 31, 2022, and subsequent Quarterly Reports on Form 10-Q filed with the SEC, all of which you may obtain for free on the SEC’s website at www.sec.gov.

Although Teknova believes that the expectations reflected in its forward-looking statements are reasonable, Teknova does not know whether its expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by Teknova on its website or otherwise. Teknova does not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contacts Media Contact

Matt Lowell Jennifer Henry

Chief Financial Officer Senior Vice President, Marketing

matt.lowell@teknova.com jenn.henry@teknova.com

+1 831-637-1100 +1 831-313-1259

Sara Michelmore

MacDougall Advisors

smichelmore@macdougall.bio

+1 781-235-3060

ALPHA TEKNOVA, INC.

Condensed Statements of Operations

(Unaudited)

(In thousands, except share and per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$11,527	$11,690	$20,648	$22,837
Cost of sales	6,461	6,443	13,159	12,241
Gross profit	5,066	5,247	7,489	10,596
Operating expenses:
Research and development	1,464	1,929	2,859	3,942
Sales and marketing	2,174	2,598	4,517	4,195
General and administrative	5,943	7,059	13,288	14,354
Amortization of intangible assets	287	287	573	574
Long-lived assets impairment	2,195	—	2,195	—
Total operating expenses	12,063	11,873	23,432	23,065
Loss from operations	(6,997)	(6,626)	(15,943)	(12,469)
Other (expenses) income, net
Interest (expense) income, net	(308)	28	(215)	15
Other income, net	166	—	184	—
Total other (expenses) income, net	(142)	28	(31)	15
Loss before income taxes	(7,139)	(6,598)	(15,974)	(12,454)
Provision for (benefit from) income taxes	15	(395)	(3)	(754)
Net loss	$(7,154)	$(6,203)	$(15,971)	$(11,700)
Net loss per share—basic and diluted	$(0.25)	$(0.22)	$(0.57)	$(0.42)
Weighted average shares used in computing net loss per share—basic and diluted	28,272,306	28,057,801	28,227,132	28,044,460

ALPHA TEKNOVA, INC.

Condensed Balance Sheets

(Unaudited)

(In thousands)

	As of June 30,	As of December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$23,710	$42,236
Accounts receivable, net	4,572	4,261
Contract assets	1,050	—
Inventories, net	12,018	12,247
Income taxes receivable	22	22
Prepaid expenses and other current assets	1,741	2,374
Total current assets	43,113	61,140
Property, plant, and equipment, net	52,861	51,577
Operating right-of-use lease assets	17,561	19,736
Intangible assets, net	16,983	17,556
Other non-current assets	2,030	2,252
Total assets	$132,548	$152,261
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,081	$2,449
Accrued liabilities	3,658	6,203
Current portion of operating lease liabilities	1,751	2,223
Current debt, net	22,162	—
Total current liabilities	28,652	10,875
Deferred tax liabilities	1,219	1,223
Other accrued liabilities	147	191
Long-term debt, net	—	21,976
Long-term operating lease liabilities	16,322	18,111
Total liabilities	46,340	52,376
Stockholders’ equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	157,185	154,891
Accumulated deficit	(70,977)	(55,006)
Total stockholders’ equity	86,208	99,885
Total liabilities and stockholders’ equity	$132,548	$152,261

ALPHA TEKNOVA, INC.

Condensed Statements of Cash Flows

(Unaudited)

(In thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Operating activities:
Net loss	$(7,154)	$(6,203)	$(15,971)	$(11,700)
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debt expense	6	25	8	32
Inventory reserve	177	(4)	33	(8)
Depreciation and amortization	1,297	792	2,427	1,543
Stock-based compensation	1,070	934	2,080	1,721
Deferred taxes	15	(391)	(4)	(751)
Amortization of debt financing costs	120	53	210	99
Non-cash lease expense	(16)	75	31	181
Long-lived assets impairment	2,195	—	2,195	—
Changes in operating assets and liabilities:
Accounts receivable	199	143	(319)	(1,176)
Contract assets	(1,050)	—	(1,050)	—
Inventories	(44)	(1,479)	196	(2,507)
Income taxes receivable	—	1,071	—	1,071
Prepaid expenses and other current assets	771	190	1,042	737
Other non-current assets	120	(373)	222	(589)
Accounts payable	(976)	(515)	(1,362)	(278)
Accrued liabilities	(564)	(136)	(1,234)	626
Other	(22)	(20)	(44)	(40)
Cash used in operating activities	(3,856)	(5,838)	(11,540)	(11,039)
Investing activities:
Purchase of property, plant, and equipment	(2,338)	(10,920)	(6,650)	(16,837)
Cash used in investing activities	(2,338)	(10,920)	(6,650)	(16,837)
Financing activities:
Proceeds from long-term debt	—	5,135	—	5,135
Payment of debt issuance costs	(24)	(151)	(24)	(151)
Payment of exit fee costs	—	(135)	—	(135)
Payment of offering costs	(361)	—	(395)	—
Proceeds from exercise of stock options	67	44	76	99
Proceeds from issuance of common stock under employee stock purchase plan	138	144	138	144
Cash (used in) provided by financing activities	(180)	5,037	(205)	5,092
Change in cash, cash equivalents, and restricted cash	(6,374)	(11,721)	(18,395)	(22,784)
Cash, cash equivalents, and restricted cash at beginning of period	30,215	76,455	42,236	87,518
Cash, cash equivalents, and restricted cash at end of period	$23,841	$64,734	$23,841	$64,734

ALPHA TEKNOVA, INC.

Reconciliation of Non-GAAP Measures to the Most Comparable GAAP Measures

(Unaudited)

(In thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Net loss – as reported	$(7,154)	$(6,203)	$(15,971)	$(11,700)
Add back:
Interest (expense) income, net	(308)	28	(215)	15
Provision for (benefit from) income taxes	15	(395)	(3)	(754)
Depreciation expense	1,010	505	1,854	969
Amortization of intangible assets	287	287	573	574
EBITDA	$(5,534)	$(5,834)	$(13,332)	$(10,926)
Other and non-recurring expenses:
Stock-based compensation expense	1,070	934	2,080	1,721
Severance pay and other termination benefits	—	—	725	—
Long-lived assets impairment	2,195	—	2,195	—
Adjusted EBITDA	$(2,269)	$(4,900)	$(8,332)	$(9,205)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Cash used in operating activities	$(3,856)	$(5,838)	$(11,540)	$(11,039)
Purchase of property, plant, and equipment	(2,338)	(10,920)	(6,650)	(16,837)
Free Cash Flow	$(6,194)	$(16,758)	$(18,190)	$(27,876)